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                                                                     EXHIBIT F


Directors of Genzyme
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         Set forth below is the name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted of each director of Genzyme. Unless otherwise indicated, each director is a citizen of the United States.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer Genzyme Corporation
         One Kendall Square
         Cambridge, Massachusetts  02139
         Citizenship: The Netherlands

         Constantine E. Anagnostopoulos
         Managing General Partner
         Gateway Associates (venture capital limited partnership)
         800 Maryland Avenue, Suite 1190
         St. Louis, MO  63105

         Douglas A. Berthiaume
         President and Chief Executive Officer
         Waters Corporation (high technology manufacturer of products used for analysis and purification)
         34 Maple Street
         Milford, Massachusetts  01757

         Henry E. Blair
         Consultant
         P.O. Box 648
         275 Mill Way
         Barnstable, Massachusetts  02630

         Robert J. Carpenter
         President and Chief Executive Officer
         VacTex, Inc.
         70 Walnut Street
         Wellesley, Massachusetts  02181



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         Charles L. Cooney
         Professor of Chemical and Biochemical Engineering
         Massachusetts Institute of Technology
         25 Ames Street
         Building 66-Room 472
         Cambridge, Massachusetts  02139

         Henry R. Lewis
         Consultant
         Protein Engineering Corporation
         35 Clover Street
         Belmont, Massachusetts  02178

Executive Officers of Genzyme
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         Set forth below is the name and present principal occupation of each of the executive officers of Genzyme. Unless otherwise indicated, each executive officer is a citizen of the United States and has as his principal business address One Kendall Square, Cambridge, Massachusetts 02139.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer
         Citizenship: The Netherlands

         Geoffrey F. Cox
         Senior Vice President, Operations and Pharmaceuticals and Fine
           Chemicals
         Citizenship: United Kingdom

         David D. Fleming
         Senior Vice President; President, Diagnostics Division

         John V. Heffernan
         Senior Vice President, Human Resources

         Elliott D. Hillback, Jr.
         Senior Vice President

         Peter Wirth
         Senior Vice President and General Counsel

         Mark A. Hofer
         Senior Vice President and Chief Patent Counsel

         Evan M. Lebson
         Vice President and Treasurer


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         David J. McLachlan
         Senior Vice President, Finance; Chief Financial Officer

         John M. McPherson
         Vice President, Protein Development

         Richard A. Moscicki
         Vice President, Clinical, Medical and Regulatory Affairs

         Gregory D. Phelps
         Senior Vice President; President, Genzyme Tissue Repair Division

         James R. Rasmussen
         Senior Vice President, Research

         Alan E. Smith
         Senior Vice President, Research
         Citizenship: United Kingdom

         G. Jan van Heek
         Vice President; President, Therapeutics Division
         Citizenship: The Netherlands

         Richard Douglas
         Vice President of Corporate Development

         Lisa Raines
         Vice President, Government Relations


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